Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

205 5th Avenue SW

Suite 3100

Calgary AB T2P 4B9

Tel (403) 691-8000

Fax (403) 691-8008

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of SNDL Inc. (formerly Sundial Growers Inc.)

We consent to the use of our report dated April 27, 2022, on the consolidated financial statements of SNDL Inc., which comprise the consolidated statements of financial position as at December 31, 2021 and 2020, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes, and our report dated April 27, 2022 on the effectiveness of internal control over financial reporting as of December 31, 2021, which are incorporated by reference in the registration statement on Form S-8 dated January 13, 2023 of SNDL Inc.

/s/ KPMG LLP

Chartered Professional Accountants

January 13, 2023

Calgary, Canada